Exhibit 10.2

FIRST AMENDMENT TO PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AGREEMENT (this "Amendment") is entered into to be effective as of July 24, 2013, by and between BEHRINGER HARVARD 7400 TUCSON WAY, LLC, a Colorado limited liability company, and ARSENAULT HOLDINGS, LLC, a Colorado limited liability company ("Purchaser").

Recitals:

A.           Seller and Purchaser are parties to that certain Purchase Agreement effective July 1, 2013, relating to the purchase and sale of that certain real property commonly known as 7400 Tucson, City of Centennial, Colorado as more particularly described therein (the "Contract").

B.           Seller and Purchaser desire to amend the Contract as provided below.

Agreement:

NOW, THEREFORE, in consideration of Ten and No/100 Dollars ($10.00) and the mutual agreements herein contained, and in reliance thereon, Seller and Purchaser hereby agree as follows:

1.	Defined Terms. Except as expressly defined in this Amendment, all capitalized terms have the meaning(s) assigned in the Contract.

2.	Purchase Price. Section 1.4 of the Contract is deleted in its entirety amended to read as follows:

"1.4           Purchase Price. The Purchase Price for the Property shall be FOUR MILLION SEVEN HUNDRED TWENTY FIVE THOUSAND AND NO/100 DOLLARS ($4,725,000.00) ("Purchase Price")."

3.	Inspection Period. Purchaser acknowledges the Inspection Period has expired and as a result Purchaser has waived its rights to terminate the Contract expiring on the Inspection Period including, without limitation, pursuant to Sections 2.4(a) and 3.3 of the Contract. For avoidance of any doubt, Purchaser has waived any unsatisfied Title Defects, all of which shall be considered Permitted Exceptions.

4.	Miscellaneous.

(a)	Except as amended by this Amendment, the Contract remains effective in accordance with its terms. The terms of this Amendment will control over any conflicts between it and the terms of the Contract.

(b)	This Amendment may be executed in a number of identical counterparts, and a facsimile or electronic mail transmission shall be binding on the party or parties whose signatures appear thereon. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one amendment, but in making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart.

Remainder of Page Intentionally Blank.

Signature Page(s) Follows.

First Amendment to Purchase Agreement	1

IN WITNESS WHEREOF, the parties have executed this First Amendment to be effective as of the date first written above.

SELLER:

BEHRINGER HARVARD 7400 TUCSON WAY, LLC, a Colorado limited liability company

By:
Name:
Title:

PURCHASER:

ARSENAULT HOLDINGS, LLC, a Colorado limited liability company

By:
Name:
Title:

First Amendment to Purchase Agreement

Signature Page